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EXHIBIT 99.5 - RISK FACTORS AFFECTING THE COMPANY, ITS BUSINESS AND ITS STOCK
               PRICE


    1. SIGNIFICANT CASH REQUIREMENTS. The Company's cash requirements have been and will continue to be significant. The Company's cash used in operating activities for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999 was $413,687, $1,951,488, $40,580 and
$1,228,982, respectively. These negative cash flows are primarily related to increases in current assets, primarily accounts receivable and inventories. To the extent the Company requires additional financing for operations, in connection with acquisitions or otherwise, there can be no assurance that such future financings will be available to the Company on acceptable terms. In addition, for the nine months ended September 30, 1999, the Company incurred a net loss of $1,296,255, and expects a net loss for the quarter ended December 31, 1999.

    2. SHARES ELIGIBLE FOR SALE; OUTSTANDING RIGHTS TO ACQUIRE COMMON STOCK; MARKET OVERHANG FROM OUTSTANDING RIGHTS. As of February 10, 2000, the Company had outstanding 19,266,048 shares of Common Stock of which substantially all are freely transferable without restriction or further registration under the Securities Act. Shares of Common Stock owned by affiliates may be sold pursuant to Rule 144, subject to certain notice filing and volume limitations.

    As of February 11, 2000, there were 5,390,279 shares of Common Stock subject to issuance upon exercise of outstanding options and warrants, including 2,402,138 shares of Common Stock issuable upon exercise of the JMARW Warrants. In addition, as described in this Form 8-K, the Company has agreed to issue its Warrant Solicitation Agent warrants to purchase shares of the Company's Common Stock equal to eight percent (8%) of the JMARW Warrants exercised after February 9, 2000, with an exercise price of $5.50. To the extent that outstanding options and warrants are exercised prior to their expiration dates, additional equity investment funds will be paid into the Company at the expense of dilution to the interests of the Company's stockholders. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants and other securities can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such securities. The exercise of the Company's outstanding warrants and options, including the 2,402,138 publicly traded JMARW Warrants, or a substantial portion thereof, and sale of the shares issued upon exercise could adversely affect the market price of the Common Stock.

    3. GOVERNMENT REGULATION. Portions of the Company's business are subject to regulation in connection with its government R&D contract work. In addition, these portions of the Company's business are subject to audit by the U.S. Government (the "Government") of its costs incurred under Government contracts and to safety audits by various Government agencies.


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    4. POSSIBLE FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results are likely to vary from period to period as a result of the Company's sales cycle.

    5. LIMITED PRODUCT LINE; UNCERTAINTY OF MARKET ACCEPTANCE AND MARKET PENETRATION. The markets for certain of the Company's existing products may be saturated. There can be no assurance that the Company will achieve greater penetration in such markets. Achieving market acceptance for the Company's new and proposed products requires substantial marketing and sales efforts and the expenditure of significant funds to create customer awareness of and demand for the Company's products. There can be no assurance that recent or future additions to the Company's product lines will achieve market acceptance or result in significantly increased levels of revenues.

    6. RESEARCH AND DEVELOPMENT COSTS. The development of sophisticated laser and microelectronics manufacturing products is a lengthy and capital intensive process and is subject to unforeseen risks, delays, problems and costs. There can be no assurance that the Company will be able to successfully develop any additional products or enhance existing products, or that unanticipated technical or other problems will not occur which would result in delays in the Company's development program. Failure to complete development of a product on a timely basis could result in the complete loss of the funds committed by the Company to that product, which could be substantial.

    7. PRODUCT DEFECTS. Products as complex as the Company's may contain certain defects which from time to time become apparent subsequent to commercial use. Remedying such defects could require significant modifications at substantial costs to the Company.

    8. DEPENDENCE ON SUPPLIERS; NO ASSURANCE OF CONTINUOUS AND TIMELY PRODUCTION. The Company is dependent upon outside suppliers for components used in the manufacture of its products. Failure to maintain satisfactory agreements with suppliers could have a material adverse effect on the Company. There can be no assurance that in the future its current or alternative sources will be able to meet all of the Company's demands on a timely basis. Unavailability of parts or components used in the manufacture of its products could require the Company to re-engineer its products to accommodate available substitutions, which could increase costs to the Company or have a material adverse effect on manufacturing schedules, product performance and market acceptances.

    9. COMPETITION; POSSIBLE TECHNOLOGICAL OBSOLESCENCE. The markets for the Company's products are highly competitive and are characterized by rapid technological change and evolving industry standards. Development by others of new or improved products, processes or technologies may make the Company's products obsolete or less competitive. The ability of the Company to compete is dependent on the Company's ability to continually enhance and improve its products and to successfully develop and market new products. Many of the Company's competitors have greater financial, managerial and technical resources than the Company. There can be no assurance that the Company will successfully differentiate itself from its competitors, that the market will consider the Company's products to be superior to its competitors' products


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or that the Company will be able to adapt to evolving markets and technologies, develop new products or achieve and maintain technological advantages.

    10. PATENTS AND PROPRIETARY RIGHTS. The Company relies, to a significant extent, on patents, trade secrets and confidentiality agreements to protect its proprietary technology. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, or that patents will not be circumvented or invalidated, or that the Company's products do not and will not infringe on patents or violate proprietary rights of others. In the event a patent infringement claim is asserted against the Company, or the Company is required to enforce its rights under an issued patent, the cost of such actions may be very high, whether or not the Company is successful. While the Company is unable to predict what such costs, if any, will be if the Company is obligated to pursue patent litigation, its ability to fund its operations and to pursue its business goals may be substantially impaired.

    11. RELIANCE ON FOREIGN SALES. The Company derives a portion of its revenues from shipments to foreign markets and expects to continue to be dependent upon such markets. Revenues from shipments to foreign markets were $3,405,448, $8,938,375 and $7,955,543 for the years ended December 31, 1996, 1997 and 1998, respectively. Although the Company denominates its foreign shipments in U.S. dollars, it is subject to various risks inherent in foreign trade, including economic or political instability, shipping delays, fluctuations in foreign currency rates, custom duties and import quotas and other trade restrictions, all of which could have a significant impact on the Company's ability to deliver its products on a timely and competitive basis.

    12. GOVERNMENT BUDGET CONSTRAINTS. Certain of the Company's research and development activities are partially dependent on Government sponsorship, particularly by the U.S. Department of Defense ("DOD"). The DOD's overall budget, and the Company's participation therein, are subject to reduction based upon a number of factors and there can be no assurance that the Company will continue to receive funding from Government sources at similar levels in the future.

    13. PRODUCT LIABILITY. The Company may be exposed to potential product liability claims arising out of the use of the Company's products. Although the Company currently maintains product liability insurance, there can be no assurance that such insurance will be sufficient to cover potential claims or that the present level of coverage will be available in the future at a reasonable cost. A partially or completely uninsured successful claim against the Company could have a material adverse affect on the Company.

    14. RELIANCE UPON KEY EMPLOYEES. The success of the Company is substantially dependent on the efforts of certain key personnel of the Company. The loss of such key personnel could adversely affect the Company's business and prospects. In such event, there can be no assurance that the Company would be able to employ qualified persons on terms favorable to the Company. In seeking qualified personnel, the Company will be required to compete with companies having greater financial and other resources than the Company. Since the future


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success of the Company is dependent upon its ability to retain or attract qualified personnel, the Company's failure to do so could have a materially adverse impact on the business of the Company.

    15. NO DIVIDENDS. The Company has never paid cash dividends and intends, for the foreseeable future, to retain its earnings, if any, to finance its business. Future dividend policy will depend on the Company's earnings, capital requirements, financial condition, debt covenants and other factors considered relevant by the Company's Board of Directors.

    16. UTILIZATION OF NET OPERATING LOSS CARRYFORWARD. Realization of future tax benefits from utilization of the Company's net operating loss carryforwards for income tax purposes is limited by changes in ownership in 1990, 1992 and 1993. In addition, the net operating losses of acquired companies are also subject to separate change of ownership limitations.

    17. AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK. The Company's Board of Directors is authorized to issue up to 5,000,000 shares of Preferred Stock, of which no shares are currently outstanding. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of Preferred Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of Preferred Stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.




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